Exhibit 24
POWER OF ATTORNEY
ArQule, Inc. 2005 Director Stock Compensation Plan
     KNOW ALL PERSONS BY THESE PRESENTS, that each undersigned director and/or officer of ArQule, Inc., a corporation organized under the laws of the state of Delaware (the “Company”), hereby constitutes and appoints each of Stephen A. Hill, Louise A. Mawhinney and Robert J. Connaughton, Jr. (each, an “Agent”, and collectively, “Agents”) his or her true and lawful attorney-in-fact and agent for and in his or her name, place and stead, in any and all capacities, to sign execute and affix his or her seal to and file with the Securities and Exchange Commission (or any other governmental or regulatory authority) a Registration Statement on Form S-8 or any other appropriate form and all amendments or supplements (including post-effective amendments) thereto with all exhibits and any and all documents required to be filed therewith or with respect thereto, relating to the registration of 250,000 shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”) issuable pursuant to the ArQule, Inc. 2005 Director Stock Compensation Plan. Each signatory further grants to the Agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary, in the judgment of such Agent, to be done in connection with any such signing and filing, as full to all intents and purposes as he or she might or could do in person, and hereby ratifies and confirms all that said Agents, or any of them, may lawfully do or cause to be done by virtue hereof.
     This Power of Attorney may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which constitute but one and the same instrument.

Signature	Title	Date

/s/ Stephen A. Hill Stephen A. Hill	President, Chief Executive Officer and Director (Principal Executive Officer)	December 5, 2005
/s/ Louise A. Mawhinney Louise A. Mawhinney	Vice President, Chief Financial Officer, Treasurer and Secretary (Principal Accounting and Financial Officer)	December 5, 2005
/s/ Patrick J. Zenner Patrick J. Zenner	Chairman of the Board	December 5, 2005
/s/ Michael J. Astrue Michael J. Astrue	Director	December 5, 2005
/s/ Laura Avakian Laura Avakian	Director	December 5, 2005

/s/ Timothy C. Barabe Timothy C. Barabe	Director	December 5, 2005
/s/ Werner Cautreels Werner Cautreels	Director	December 5, 2005
/s/ Tuan Ha-Ngoc Tuan Ha-Ngoc	Director	December 5, 2005
/s/ Ronald M. Lindsay Ronald M. Lindsay	Director	December 5, 2005
/s/ William G. Messenger William G. Messenger	Director	December 5, 2005